Exhibit 99.1

MEDIA CONTACTS
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
844-682-2265

Robert S. Tissue
Executive Vice President and CFO
Summit Financial Group, Inc.
rtissue@summitfgi.com
304-530-0552

MVB Bank to Sell Four WV Eastern Panhandle Banking Centers
to Summit Community Bank

(FAIRMONT, W.Va.) Nov. 22, 2019 – MVB Bank, Inc., a wholly-owned subsidiary of MVB Financial Corp. (“MVB” “MVB Financial”) (NASDAQ: MVBF), announced today the signing of a definitive agreement under which Summit Community Bank, Inc., a subsidiary of Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF), will acquire three MVB Bank locations in Berkeley County (651 Foxcroft Ave., Martinsburg; 231 Aikens Center, Martinsburg; and 5091 Gerrardstown Road, Inwood) and one MVB Bank location in Jefferson County (88 Somerset Boulevard, Charles Town). Summit will assume certain deposits and loans whose balances at September 30, 2019, were approximately $181 million and $46 million, respectively.

“This transaction aligns well with the strategic plans of both MVB Bank and Summit Community Bank. Summit is committed to grow in the Eastern Panhandle, which is positive for our Retail Team Members and clients in the East. MVB intends to focus our growth in our core commercial markets in West Virginia and Northern Virginia, supported by our retail footprint, as well as our expanding Fintech vertical,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

“The purchase of these branches represents an outstanding opportunity for Summit Community Bank to expand its presence in and commitment to the Eastern Panhandle of West Virginia and adds the convenience of more banking locations for our clients,” stated Summit’s President and Chief Executive Officer, H. Charles Maddy, III. “MVB Bank has a long-standing reputation of providing their clients with superior customer service, and we are dedicated to upholding this tradition by providing ‘Service Beyond Expectations’ and making this transition a smooth experience,” Maddy concluded.

The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close early in the second quarter of 2020.

Squire Patton Boggs served as legal counsel to MVB Bank in this transaction. Bowles Rice, LLP, served as legal counsel to Summit.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage, MVB Community Development Corporation and Chartwell Compliance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry. For more information about MVB, please visit ir.mvbbanking.com.

About Summit Financial Group, Inc.

Summit Financial Group, Inc. is a $2.32 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-two banking locations.

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Forward-looking Statements

MVB Financial Corp. and Summit Financial Group, Inc. (collectively, the “Companies”) have made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Companies and their subsidiaries. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Companies are making forward-looking statements. Note that many factors could affect the Companies’ future financial results and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Companies’ Annual Reports on Form 10-K for the year ended December 31, 2018, as well as their other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Companies undertake no obligation to update or revise any forward-looking statements.